UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2026

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10765	23-2077891
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, Pennsylvania 19406

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock	UHS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On August 11, 2026, Universal Health Services, Inc. (the “Issuer”) and certain of its subsidiaries entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, BofA Securities, Inc., Truist Securities, Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC as representatives of the several underwriters named therein (the “Underwriters”), for the issuance and sale by the Issuer of $1,100,000,000 aggregate principal amount of senior secured notes (collectively, the “Notes”) in the following tranches:

•	$600,000,000 aggregate principal amount of 5.500% Senior Secured Notes due 2031; and

•	$500,000,000 aggregate principal amount of 6.000% Senior Secured Notes due 2036.

The Notes will be guaranteed on a senior secured basis by all of the Issuer’s existing and future direct and indirect subsidiaries that guarantee the Issuer’s senior secured credit facility or the Issuer’s other first lien obligations or any junior lien obligations (the “Subsidiary Guarantors”), and will be issued and sold pursuant to the Issuer’s and the Subsidiary Guarantors’ Registration Statement on Form S-3 (File No. 333-282135), as amended by the Post-Effective Amendment No. 1 thereto as filed with the Securities and Exchange Commission (the “SEC”) on August 7, 2026, including the prospectus dated September 16, 2024, and a related prospectus supplement dated August 11, 2026 as filed with the SEC on August 13, 2026 (the “Prospectus Supplement”).

The Underwriting Agreement includes customary representations, warranties and covenants by the Issuer and the Subsidiary Guarantors. It also provides for customary indemnification by the Issuer and the Subsidiary Guarantors, on the one hand, and the Underwriters, on the other hand, against certain liabilities arising out of or in connection with the sale of the Notes and for customary contribution provisions in respect of those liabilities.

As more fully described under the caption “Underwriting” in the Prospectus Supplement, certain of the Underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the Issuer and to persons and entities with relationships with the Issuer, for which they have received or will receive customary fees and expenses. In particular, JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, acts as a joint lead arranger and acts as administrative agent under the Issuer’s senior secured credit facility, and affiliates of certain of the other Underwriters, including J.P. Morgan Securities LLC, BofA Securities, Inc., Truist Securities, Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, act as lenders and, in some cases, as joint lead arrangers and agents, under the Issuer’s revolving credit facility and tranche A term loan facilities. In addition, J.P. Morgan Securities LLC is acting as the Issuer’s financial advisor in connection with the Issuer’s proposed acquisition of Talkspace, Inc. The affiliates of certain Underwriters will receive a portion of the proceeds of the transactions as a result of the repayment of the outstanding borrowings under the Issuer’s revolving credit facility. Additionally, certain of the Underwriters and/or their respective affiliates may hold some of the Issuer’s 1.650% Senior Secured Notes due 2026 and may receive a portion of the proceeds from the transactions as a result.

The description of the Underwriting Agreement is qualified in its entirety by the terms of such agreement, which is incorporated herein by reference and attached to this report as Exhibit 1.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, dated as of August 11, 2026, among Universal Health Services, Inc., the subsidiary guarantors named therein, and J.P. Morgan Securities LLC, BofA Securities, Inc., Truist Securities, Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC as representatives of the other several underwriters named therein.

23.1*	Consent of PricewaterhouseCoopers LLP.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Previously filed as an exhibit to the Issuer’s and the Subsidiary Guarantors’ Registration Statement on Form S-3 (File No. 333-282135), originally filed with the SEC on September 16, 2024 (the “Registration Statement”), and included herein solely to correct an incorrect hyperlink in the Exhibit Index to the Post-Effective Amendment No. 1 to the Registration Statement, as filed with the SEC on August 7, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Health Services, Inc.

Date: August 13, 2026	By:	/s/ Steve Filton
	Name:	Steve Filton
	Title:	Executive Vice President and Chief Financial Officer